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Exhibit 24

Caldwell, Becker, Dervin, Petrick& Co., L.L.P.
Certified Public Accountants

                              INDEPENDENT AUDITORS' CONSENT
                                 -----------------------------

The Board of Directors
Indigenous Global Development Corporation

We hereby consent to the incorporation by reference in the previously filed Form 10-KSB of Indigenous Global Development Corporation of our report dated December 7, 2002 relating to the financial statements appearing in this Form 10-KSB of Indigenous Global Development Corporation, for the year ended June 30, 2003.

Caldwell, Becker, Dervin, Petrick& Co., L.L.P.
Woodland Hills, California
November 12, 2003

20750 Ventura Boulevard, Suite 140, Woodland Hills, CA 91364
(818) 704-1040    FAX (818) 704-5536